Rackspace® Hosting Elects Ossa Fisher To Board of Directors

SAN ANTONIO, October 31, 2013 - Rackspace Hosting, (NYSE: RAX), the open cloud company, today announced that Ossa Fisher has joined the Rackspace Board of Directors. Fisher will serve on the Rackspace Board, while continuing her on-going tenure as senior vice president for strategy and analytics at global dating leader, Match.com, where she has built a reputation for wide-ranging industry insight, marketing analytics, and product development.

“We are excited to welcome Ossa Fisher to Rackspace with her excellent understanding of competitive environments, financial modelling and customer segmentation. Her industry knowledge and personal enthusiasm will serve us well, as Rackspace continues to build one of the world’s greatest service organizations,” said Graham Weston, chairman at Rackspace. “Ossa’s breadth of experience will help us drive forward in a hybrid cloud world.”

Swedish-born Fisher has a career history spanning growth strategy, customer analytics and marketing, all within competitive business industries. Fisher has a broad range of expertise in technology and media, including more than 10 years in the Technology, Media and Telecom practices of both Bain & Company and Goldman, Sachs & Co. Fisher also worked for the World Bank Group in the information technology investment division. Most recently, she joined the executive team of Match, Inc, which includes over 30 global dating brands, and focuses on strategic vision and analytical data mining and processing.

Fisher holds a BA in Economics from Yale University, an MA in Education from Stanford University and an MBA from Stanford Graduate School of Business. She is active in the Dallas community, serving as Chair of Uplift Education’s Southwest Dallas Board and as a board member on the Woodall Rogers Park Foundation Board.

“I am honored to join such a talented and innovative team at Rackspace. In particular, I am excited about Rackspace’s service-orientation and nimbleness, which allows it to adjust to customer needs quickly and efficiently. It is a privilege to consider myself a Racker,” said Fisher.

About Rackspace

Rackspace® (NYSE: RAX) is the open cloud company and founder of OpenStack, the standard open-source operating system for cloud computing. Rackspace delivers its renowned Fanatical Support® to more than 200,000 business customers, from data centers on four continents. Rackspace is a leading provider of hybrid clouds, which enable businesses to run their workloads where they run most effectively - whether on the public cloud, a private cloud, dedicated servers, or a combination of these platforms. Rackspace has been recognized by Bloomberg BusinessWeek as a Top 100 Performing Technology Company, and is featured on Fortune’s list of 100 Best Companies to Work For. For more information, visit www.rackspace.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning anticipated operational and financial benefits from Rackspace strategies related to additions or changes in leadership, any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the integration and effectiveness of new leadership into the Rackspace culture and business operations, instability or downturns in the economy, the effectiveness of managing company growth, infrastructure failures and other risks that are described in Rackspace Hosting's Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 9, 2013. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.